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                                                                    EXHIBIT 99.1


                                                                            NEWS
                                                           FOR IMMEDIATE RELEASE

[QUEST SOFTWARE LOGO]
                                                  Financial contact: John Laskey
                                                               jlaskey@quest.com
                                                    Editorial contact: Don Allen
                                                                  (949) 754-8609
                                                                dallen@quest.com

                       QUEST ANNOUNCES 2-FOR-1 STOCK SPLIT

         IRVINE, CALIF., MARCH 10, 2000 - Quest Software, Inc. (Nasdaq: QSFT) today announced that its Board of Directors has approved a 2-for-1 split of its common stock, effective on March 31, 2000, for shareholders of record on March 20, 2000.

         The additional shares will be distributed by the company's transfer agent, U.S. Stock Transfer Corporation. The transfer agent may be contacted at
(818) 502-1404, or at http://www.usstock.com.

         Following the split, Quest expects to have approximately 85 million shares of common stock outstanding.

         Quest Software is an industry leader in providing application and information availability software solutions that enhance the performance and reliability of an organization's e-business, enterprise and custom computing applications and enhance the delivery of information across the entire enterprise. Quest Software is headquartered in Irvine, Calif. and has locations in Atlanta, Boston, Chicago, Dallas, New York, San Francisco and Washington D.C., as well as in Canada, Germany, the United Kingdom and Australia.

                                       ###

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Quest Software include, but are not limited to, variations in the size and timing of customer orders; dependence on Oracle's technologies; vulnerability to direct competition with Oracle; strains placed on the Company as a result of past and future growth; significant increases in operating expenses in the foreseeable future; disruptions caused by acquisitions of companies and/or technologies; the exposure to risk from our international operations; unanticipated year 2000 issues; and the need to attract and retain qualified personnel.

Our recent filing on Form S-1 and forthcoming Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.